                                                                     EXHIBIT 5.2


                                   July 11, 2002



American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

         Re:      American Equity Investment Life Holding Company
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as special counsel to American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), in connection with the public offering (the "Offering") of $150,000,000 aggregate principal amount of the Company's Senior Notes Due 2012 (the "Notes"). The Notes are to be issued under an Indenture (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee"), in the form filed as an exhibit to the Registration Statement (as hereinafter defined).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on November 7, 2001, as amended by Amendment No. 1 filed with the Commission on November 21, 2001, Amendment No. 2 filed with the Commission on December 13, 2001, Amendment No. 3 filed with the Commission on May 17, 2002, Amendment No. 4 filed with the Commission on June 21, 2002 and Amendment No. 5 filed with the Commission on July 11, 2002 (as so amended, the "Registration Statement"); (ii) the form of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and
(v) the form of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements of the Company, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that all

American Equity Investment Life Holding Company
July 11, 2002
Page 2

parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below with respect to the Notes) that such documents constitute valid and binding obligations of such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of Iowa and that the Company has complied with all aspects of Iowa law in connection with the transactions contemplated by the Offering. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

          Our opinion set forth herein is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Offering and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinion herein stated. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us. Wendy L. Carlson, Chief Financial Officer and General Counsel of the Company, may rely on this opinion in rendering her opinion dated the date hereof and to be filed as Exhibit 5.1 to the Registration Statement.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes and the Indenture (in the forms examined by us) have been duly executed and the Notes have been authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Offering against receipt of payment therefor in accordance with the terms of the Offering, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance of the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement or listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended. With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the laws of any jurisdiction other than the laws of the State of New

American Equity Investment Life Holding Company
July 11, 2002
Page 3


York, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express any opinion with respect to the interpretation, validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinion or statements set forth herein of any interpretation thereof inconsistent with such understanding.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                              Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)